Exhibit 10.2

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

PALMER SQUARE CAPITAL BDC INC.,
as the Seller

and

PALMER SQUARE BDC FUNDING I LLC,
as the Purchaser

Dated as of February 18, 2020

Schedule A - Schedule of Collateral Assets

i

This SALE AND CONTRIBUTION AGREEMENT, dated as of February 18, 2020 (as amended, modified, waived, supplemented or restated from time to time, this “Agreement”), between PALMER SQUARE CAPITAL BDC INC., a Maryland corporation, as the seller (together with its successors and assigns in such capacity, the “Seller”) and PALMER SQUARE BDC FUNDING I LLC, a Delaware limited liability company, as purchaser (together with its successors and assigns in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on and after the Closing Date, the Seller may, from time to time on each Purchase Date (as defined below), sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Purchase Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Collateral Assets (as defined below) mutually agreed by the Seller and the Purchaser; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Purchaser, as borrower, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

“Agreement” has the meaning specified in the preamble hereto.

“Collateral Assets” means each asset included in the Schedule of Collateral Assets, as such schedule may be amended, supplemented or updated from time to time pursuant to the terms hereof.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” has the meaning specified in Section 2.1(a).

“Excluded Amounts” means (i) any amount paid to or for the account of the Purchaser with respect to any Collateral Asset, which amount is attributable to the reimbursement of payment by the Seller of any tax, fee or other charge imposed by any Governmental Authority on such Collateral Asset or on any underlying asset securing such Collateral Asset, (ii) any interest or fees (including origination, agency, structuring, management or other upfront fees) that are for the account of the applicable seller of such Collateral Asset, (iii) any escrows relating to taxes in connection with Collateral Assets which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under Collateral Asset Documents and (iv) any amount paid to or for the account of the Purchaser in error.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to the sum of (i) the aggregate Principal Balance of all Collateral Assets sold and/or contributed to the Purchaser by the Seller hereunder prior to such date plus (ii) the aggregate Principal Balance of all Collateral Assets acquired by the Purchaser other than from the Seller prior to such date, in each case calculated as of the date of the Purchaser’s acquisition thereof.

“Participation Interest” has the meaning specified in Section 2.1(h).

“Purchase Date” has the meaning specified in Section 2.1(a).

“Purchase Price” has the meaning specified in Section 3.1.

“Purchaser” has the meaning specified in the preamble hereto.

“Schedule of Collateral Assets” means the schedule identifying the Collateral Assets that are sold from time to time by the Seller to the Purchaser in accordance with this Agreement, which schedule is attached hereto as Schedule A.

“Seller” has the meaning specified in the preamble hereto.

“Transferred Asset” has the meaning specified in Section 2.1(a).

Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(a) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents;

(b) reference to any gender includes each other gender;

(c) reference to day or days without further qualification means calendar days;

(d) unless otherwise stated, reference to any time means New York time;

(e) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(f) reference to any agreement (including any Loan Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(g) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(h) references to “including” means “including, without limitation.”

Section 1.5 References. All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

Section 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchase set forth in Article VII), on each date with respect to which the Purchaser and Seller agree that the Purchaser will purchase a Collateral Asset from the Seller (each such date a “Purchase Date”), the Seller hereby Conveys to the Purchaser, and the Purchaser hereby purchases and takes from the Seller (the “Conveyance”) all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Loan or any Delayed Drawdown Loan conveyed by the Seller to Purchaser hereunder which obligations Purchaser hereby assumes) in the property identified in clauses (i)-(iv) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case above and below excluding the Excluded Amounts) (collectively, the “Transferred Assets”):

(i) the Collateral Assets listed on each Schedule of Collateral Assets delivered electronically by the Seller to the Purchaser with respect to such Purchase Date pursuant to this Section 2.1(a) and all monies due, to become due or paid in respect of such Collateral Assets on and after the related Purchase Date, including but not limited to all collections and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Collateral Assets referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii) all Collateral Asset Documents with respect to the Collateral Assets referred to in clause (i) above; and

(iv) all income and proceeds of the foregoing.

Notwithstanding the foregoing or anything to the contrary contained herein, the parties acknowledge and agree that the Purchaser has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Purchaser of any Excluded Amounts, the Purchaser hereby irrevocably agrees to deliver and release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Purchaser; provided that the Purchaser shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

(b) From and after each Purchase Date, the Transferred Assets listed on the relevant Schedule of Collateral Assets (as updated from time to time pursuant to the terms hereof) shall be deemed to be Transferred Assets hereunder.

(c) Except as specifically provided in this Agreement, the Conveyance of Transferred Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the obligors. The representations and warranties of Seller with respect to the Transferred Assets do not address the creditworthiness of the obligor on such Transferred Assets or the risk of default or declines in credit quality with respect to such Transferred Assets after the related Purchase Date.

(d) In connection with each Conveyance of Transferred Assets as contemplated by this Agreement, the Purchaser hereby directs the Seller to, and the Seller agrees that it will deliver, or cause to be delivered each Collateral Asset being Conveyed to the Purchaser on such Purchase Date in accordance with the applicable provisions of the Credit Agreement. The Seller shall take such action reasonably requested by the Purchaser or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest and its assigns under the Credit Agreement have an enforceable and perfected security interest in the Transferred Assets purchased by the Purchaser as contemplated by this Agreement.

(e) In connection with each Conveyance by the Purchaser of Transferred Assets as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to the related Purchase Date, that such Transferred Assets have been purchased by the Purchaser in accordance with this Agreement.

(f) The Seller further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct Schedule of Collateral Assets (which shall contain the related outstanding Principal Balance, loan number and obligor name for each Collateral Asset) as of the related Purchase Date. Such file or list shall be marked as Schedule A to this Agreement, shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule A may be supplemented and amended from time to time.

(g) It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Transferred Assets to the Purchaser as provided in Section 2.1 shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Transferred Assets shall not be part of the Seller’s bankruptcy estate in the event of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding of the Seller (or in the event that a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed with respect to the Seller). Furthermore, it is not intended that such conveyance be deemed a pledge of the Collateral Assets and the other Transferred Assets to the Purchaser to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Purchaser a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all right, title and interest in and to the Transferred Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Transferred Assets together with all of the other obligations of the Seller hereunder, and the Purchaser hereby assigns all of its right, title and interest in such security interest to the Administrative Agent, for the benefit of the Secured Parties. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative. In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller to the Purchaser hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller along with any financing statements necessary to assign such interests to the Purchaser, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser and the Administrative Agent as soon as reasonably practicable after its receipt thereof. Without limiting the foregoing, the Seller shall, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be requested by the Purchaser or the Administrative Agent and mark its records noting the Conveyance to the Purchaser of the Transferred Assets. The Seller hereby authorizes the Purchaser and the Administrative Agent to file and, to the fullest extent permitted by Applicable Law the Purchaser and the Administrative Agent shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(h) Participation Interests. Notwithstanding anything to the contrary contained herein, any sale of a Collateral Asset contemplated hereunder may take the form of a grant of a 100% undivided participation interest in a Collateral Asset that is an Eligible Collateral Asset (a “Participation Interest”), the legal title to which is held by the Seller, and for which the Purchaser shall acquire the Participation Interest and assume and agree to perform and comply with all assumed obligations of the Seller with respect to the related Collateral Asset. The parties hereby agree to treat the transfer of any Participation Interests by Seller to Purchaser as a sale and purchase on all of their respective relevant books and records as otherwise provided in this Section 2.1. The Seller and the Purchaser shall use commercially reasonable efforts to, as soon as practicable, cause the Purchaser to become a lender under the underlying instrument with respect to Seller’s interest in the applicable Collateral Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement. Seller shall direct the underlying administrative agent for each Collateral Asset to send all proceeds of each Collateral Asset to the Collateral Account. Pending settlement of the assignment of a Collateral Asset in accordance with the applicable underlying instruments, Seller shall comply with any written instructions provided to Seller by or on behalf of Purchaser with respect to voting rights to be exercised by holders of the applicable Collateral Asset, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument.

(i) Except as otherwise permitted under this Agreement or the Loan Documents, the Seller shall have no right hereunder to reacquire any of the Transferred Assets, and the Purchaser shall be entitled to dispose of any Transferred Assets in its discretion (subject to the Credit Agreement) and shall have no duty or obligation to account to the Seller in respect thereof nor any recourse to the Seller in connection with any such disposition; provided that nothing in this Section 2.1(i) shall prohibit the Purchaser from transferring assets to the Seller in accordance with the limits set forth in Section 6.1.

(j) Each of the Seller and the Purchaser acknowledges, agrees, represents and warrants that (1) there are no other agreements related to the sale and purchase of the Transferred Assets other than this Agreement and any related assignment agreements and (2) this Agreement (along with any related assignment agreements) represents the entire agreement between the parties with respect to the transactions subject of and contemplated by this Agreement, (3) this Agreement is not an attempt to hide the true agreement between the parties, and (4) the parties to this Agreement do not and will not depart from its terms with respect to the matters subject hereof.

Section 2.2 Indemnification. The Seller shall indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all Related Parties of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any outside counsel for any Indemnitee) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) other than such Indemnified Party and its Related Parties arising out of any material breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct in all material respects on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Loan Document, result from (x) a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) any punitive, indirect, special or consequential damages, lost profits or other similar damages or (z) Collateral Assets which are uncollectible due to the obligor’s financial inability to pay. If the Seller has made any payment pursuant to this Section 2.2 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected.

Section 2.3 Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related Collateral Asset Documents may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

Section 3.1 Purchase Price. The purchase price for each Transferred Asset purchased by the Purchaser in accordance with this Agreement shall be a dollar amount equal to the fair market value or reasonable equivalent thereof as determined by the Seller (the “Purchase Price”).

Section 3.2 Payment of Purchase Price. The Purchase Price for any Transferred Asset acquired by the Purchaser on any Purchase Date pursuant to this Agreement shall be paid in a combination of (i) immediately available funds and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account any Loan the Purchaser expects to receive pursuant to the Credit Agreement), or as otherwise provided in Section 3.2(b), by means of a capital contribution by the Seller to the Purchaser.

(a) Notwithstanding anything to the contrary contained herein, the Seller may on any Purchase Date elect to designate all or a portion of the Transferred Assets proposed to be transferred to the Purchaser on such date as a capital contribution to the Purchaser. In such event, the cash portion of the Purchase Price payable with respect to such Conveyance shall be reduced by that portion of the Purchase Price of the Transferred Assets that was so contributed; provided that Transferred Assets contributed to the Purchaser as capital shall constitute Transferred Assets for all purposes of this Agreement. To the extent the fair market value or reasonable equivalent thereof of any Transferred Asset purchased or acquired by replacement and substitution by Purchaser pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefor, such excess shall be deemed to be a capital contribution from the Seller to the Purchaser.

(b) Upon the payment of the Purchase Price for any Transferred Asset, title to such Transferred Assets (or, in the case of a Participation Interest, the rights granted hereunder in respect thereof) shall vest in Purchaser, whether or not the conditions precedent to such Conveyance and the other covenants and agreements contained herein were in fact satisfied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:

(a) Existence, Qualification and Power. The Seller (i) is duly organized, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and has acquired all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business in which it is currently engaged and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by the Seller of each Loan Document to which the Seller is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) violate the terms of any of the Seller’s Organization Documents; (ii) result in any breach or contravention of, or creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (A) any Contractual Obligation to which the Seller is a party or affecting the Seller or the properties of the Seller or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Seller or its property is subject; or (iii) violate any Law, (except in the case of clauses (ii) and (iii), other than any violation, breach or conflict which would not reasonably be expected to have a Material Adverse Effect).

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Seller of this Agreement or any other Loan Document except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Binding Effect. This Agreement has been, and each other Loan Document to which the Seller is a party, when delivered hereunder, will have been, duly executed and delivered by the Seller. This Agreement constitutes, and each other Loan Document to which the Seller is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or other Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

(e) No Adverse Proceeding; Title. There are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Seller, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Seller or against any of its properties or revenues.

(f) Good and Marketable Title. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than the Liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate Liens arising by operation of law, Permitted Liens or any Lien that will be released prior to or contemporaneously with the applicable Conveyance);

(g) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i) this Agreement creates a valid and continuing Lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Administrative Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Transferred Assets constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Seller has received all consents and approvals required by the terms of the Collateral Assets to any Conveyance of the Collateral Assets hereunder to the Purchaser (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC and (B) for any customary procedural requirements and agents’ and/or obligors’ consents expected to be obtained in due course in connection with the transfer of the Collateral Assets to the Purchaser (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain), and (C) any such consent which the failure to obtain would not reasonably be expected to have a Material Adverse Effect);

(iv) none of the underlying promissory notes that constitute or evidence the Collateral Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Administrative Agent, as assignee on behalf of the Secured Parties;

(v) except with respect to any Collateral Asset for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Collateral Assets have been delivered by the Seller at the direction of the Purchaser as required under the Credit Agreement.

(h) Fair Consideration; No Avoidance for Collateral Asset Payments. With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under title 11 of the United States Code and the rules and regulations thereunder.

(i) Adequate Capitalization; No Insolvency. As of such date it is, and after giving effect to any Conveyance it will be, solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(j) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(k) True and Complete Information. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to the Purchaser in connection with this Agreement or any transaction contemplated hereby or thereby is and will be (when taken as a whole and in each case, as modified or supplemented by other information so furnished) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Seller which was provided to the Seller from an obligor with respect to a Collateral Asset, such information shall only need to be true, complete and correct to the actual knowledge of the Seller; provided further that, with respect to projected financial information, the Seller represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation.

(l) Eligibility of Transferred Collateral Assets. Each Transferred Collateral Asset Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Asset. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectibility of such Transferred Collateral Asset or cause it not to be paid in full. The information contained in Schedule A is true, correct and complete in all material respects as of each such Purchase Date.

(m) Price of Collateral Assets. The Purchase Price for each Collateral Asset Conveyed by the Seller to the Purchaser hereunder represents the fair market value or reasonable equivalent thereof of such Collateral Asset as of the time of Conveyance hereunder, as may have changed from the time the applicable Collateral Asset was originally acquired by the Seller.

(n) Notice to Agents and obligors. The Seller will direct any agent, administrative agent or obligor for any Collateral Asset included in the Transferred Assets to remit all payments and collections with respect to such Collateral Asset directly to the Collateral Account.

(o) Collections. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to the Transferred Assets (other than Excluded Amounts) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Collateral Account. The Seller promptly shall remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than Excluded Amounts) that the Seller receives after the applicable Purchase Date.

(p) Selection Procedures. In selecting the Transferred Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.

(q) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, prior to and as of the date of execution and delivery of this Agreement, except as required for tax and consolidated accounting purposes, the Seller has taken all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to create the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

Section 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Closing Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (a) the Conveyance of the Transferred Assets to the Purchaser, (b) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (c) the termination of the rights and obligations of the Purchaser under the Credit Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

Section 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Loan Documents and comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

(b) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Interest Proceeds and Principal Proceeds (if any) it receives in respect of the Collateral Assets (other than Excluded Amounts) to the Collateral Account by the close of business on the second Business Day following the date such Interest Proceeds and Principal Proceeds are received by the Seller.

(c) Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(d) Accounting of Purchases. Other than for consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(e) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents or on or with respect to any of its rights in the Transferred Assets (other than the Liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents, Permitted Liens and any Lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.1(e) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(f) Change of Name, Etc. The Seller shall not change its name, or name under which it does business, in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Administrative Agent on behalf of the Seller or Purchaser) or change its jurisdiction of organization, unless the Seller shall have given the Purchaser and the Administrative Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(g) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller and the Purchaser contain footnotes that the Transferred Assets have been sold or contributed to the Purchaser and do not suggest in any way (other than by the mere fact of consolidation) that the Purchaser’s assets are directly available to satisfy the claims of the Seller’s creditors or vice versa.

(h) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Interest Proceeds and Principal Proceeds of any Collateral Assets into the Collateral Account.

(i) Expenses. The Seller shall pay its operating expenses and liabilities from its own assets.

(j) SPE Covenant. The Seller shall comply with the covenants listed on Annex D of the Credit Agreement.

(k) Opinion Assumptions. The Seller shall not take any actions contrary to the “Facts and Assumptions” and “Further Assumptions” sections in the opinions of Dechert LLP, dated the date hereof, relating to certain true sale and non-consolidation matters.

(l) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 7.11 of the Credit Agreement.

Section 5.2 Covenant of the Purchaser. The Purchaser hereby covenants and agrees with the Seller that, from the date hereof until the termination of this Agreement, unless the Seller otherwise consents in writing, the Purchaser shall comply with the covenants listed on Annex D of the Credit Agreement.

ARTICLE VI

Limits on Sales to the Seller

Section 6.1 Limits on Sales and Substitutions. Sales and transfers of Transferred Assets from the Seller to the Purchaser shall be subject to the following limitations: (a) in no event shall the aggregate outstanding balance of Transferred Assets sold to the Seller by the Purchaser exceed 20% of the Net Purchased Loan Balance and (b) in no event shall the outstanding balance of Transferred Assets which are Defaulted Assets sold to the Seller by the Purchaser exceed 10% of the Net Purchased Loan Balance, it being understood that the limit set forth in this clause (b) shall be a sub-limit of the limitation set forth in clause (a).

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Closing Date and any other Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be (i) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of such date and (ii) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date;

(b) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the Collateral Asset Documents and the other Loan Documents to which it is a party as of such date; and

(c) All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested; and

(d) The Seller shall have either filed, caused to be filed or provided in form suitable for filing the financing statement(s) required to be filed pursuant to Section 2.1(g).

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

Section 8.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), to the fullest extent permitted by applicable law, each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or other electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by electronic mail or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a) in the case of the Purchaser, as provided in the Credit Agreement.

(b) in the case of the Seller:

Palmer Square Capital BDC Inc.
c/o HSB Agent Services Inc.
245 W. Chase Street
Baltimore, MD 21201
Attention: Investor Relations
Email: investorrelations@palmersquarecap.com

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Credit Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.5 Further Assurances. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Administrative Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets.

Section 8.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.8 Non-Petition. The Seller covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Obligations (other than contingent reimbursement and indemnification obligations), no party hereto shall institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law. This Section 8.8 shall survive termination of the Agreement.

Section 8.9 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Purchase Date, (a) the Purchaser shall, as to each Transferred Asset, be a party to the relevant Collateral Asset Documents and have the rights and obligations of a lender thereunder, and (b) the Seller shall, to the extent provided in this Agreement, and the applicable Collateral Asset Documents, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable Collateral Asset Documents. The Collateral Administrator will have possession of the related underlying instrument (including the underlying promissory notes, if any).

Section 8.10 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be an express third-party beneficiary of this Agreement.

Section 8.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Loan Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Loan Documents.

Section 8.12 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

PALMER SQUARE CAPITAL BDC INC.,
as Seller

By:	/s/ Scott A. Betz
Name:	Scott A. Betz
Title:	Chief Compliance Officer

PALMER SQUARE BDC FUNDING I LLC, as Purchaser

By:	/s/ Scott A. Betz
Name:	Scott A. Betz
Title:	Chief Compliance Officer

[Signature Page to Sale Agreement]

Schedule A

SCHEDULE OF COLLATERAL ASSETS

[see attached]